EXHIBIT B-1
                                                                TENTATIVE DRAFT
                                                              September 9, 1999


                                 FIRST ADDENDUM
                                     TO THE
                            NATIONAL FUEL GAS COMPANY
                         AND PARTICIPATING SUBSIDIARIES
                             AGREEMENT REGARDING THE
                       OPERATION OF, AND PARTICIPATION IN,
                     THE NATIONAL FUEL GAS SYSTEM MONEY POOL



         WHEREAS, effective March 23, 1998, National Fuel Gas Company ("National") and the twelve subsidiaries thereof then operating (the "Original Subsidiaries") executed that certain "National Fuel Gas Company and Participating Subsidiaries Agreement Regarding the Operation Of, And Participation In, the National Fuel Gas System Money Pool" ("Agreement") establishing the terms of operation of the Money Pool; and

         WHEREAS, on June 23, 1999, National acquired all of the outstanding shares of stock in a new subsidiary, NFR Power, Inc. ("Power"); and

         WHEREAS, on ________________, 1999, the Securities and Exchange Commission issued an Order (HCAR No. _____________) pursuant to the Public Utility Holding Company Act of 1935, as amended, and the rules thereunder expressly permitting Power to participate in the Money Pool; and

         WHEREAS, National, the Original Subsidiaries and Power each desire to have Power admitted to participate in the Money Pool.

         NOW, THEREFORE, National, the Original Subsidiaries and Power hereby agree as follows:

         1.  Addition of Power to the Money Pool.  Effective as of the date
             -----------------------------------
hereof, Power is admitted as a Participant to the Money Pool.

         2.  Continuance.  Except as modified by this First Addendum,  all other
             -----------
terms and conditions of the Agreement shall remain in full force and effect. If an inconsistency exists between the Agreement and this First Addendum, the provisions of this First Addendum shall prevail.

         3.  Definitions.  Any  capitalized  terms  not  defined  in this  First
             -----------

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Addendum shall have the meaning ascribed to them in the Agreement.

         IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as the day and year first above written.

NATIONAL:

NATIONAL FUEL GAS COMPANY



By:
   ---------------------------------------
   P. C. Ackerman, President


ORIGINAL SUBSIDIARIES:

NATIONAL FUEL GAS DISTRIBUTION CORPORATION



By:
   ---------------------------------------
   D. F. Smith, President


NATIONAL FUEL GAS SUPPLY CORPORATION



By:
   ---------------------------------------
   R. Hare, President


SENECA RESOURCES CORPORATION



By:
   ---------------------------------------
   J. A. Beck, President

HIGHLAND LAND AND MINERALS, INC.



By:---------------------------------------
   P. C. Ackerman, President

LEIDY HUB, INC.



By:
   ---------------------------------------
   W. E. DeForest, President


DATA-TRACK ACCOUNT SERVICES, INC.



By:
   ---------------------------------------
   P. C. Ackerman, President


HORIZON ENERGY DEVELOPMENT, INC.



By:
   ---------------------------------------
   P. C. Ackerman, President


NATIONAL FUEL RESOURCES, INC.



By:
   ---------------------------------------
   R. J. Kreppel, President

UTILITY CONSTRUCTORS, INC.



By:
   ---------------------------------------
   J. A. Beck, President


NIAGARA ENERGY TRADING INC.



By:
   ---------------------------------------
   J. A. Beck, President


NIAGARA INDEPENDENCE MARKETING COMPANY



By:
   ---------------------------------------
   J. A. Beck, President


SENECA INDEPENDENCE PIPELINE COMPANY



By:
   ---------------------------------------
   R. Hare, President


POWER:


NFR POWER, INC.



By:
   ---------------------------------------
   R. J. Kreppel, President